UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2021

Trinseo S.A.

(Exact name of registrant as specified in its charter)

Luxembourg	001-36473	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 Chesterbrook Boulevard, Suite 300,

Berwyn, Pennsylvania 19312

(Address of principal executive offices, including zip code)

(610) 240-3200

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.01 per share	TSE	New York Stock Exchange

Item 7.01. Regulation FD Disclosure.

On July 19, 2021 Trinseo S.A., a public limited liability company (société anonyme) existing under the laws of Luxembourg (the “Company”), issued a press release announcing its entry into an agreement with SK AA Holdings, LLC, a Delaware limited liability company and the sole member of Aristech Surfaces LLC, a Kentucky limited liability company (“Aristech”), for the acquisition of the issued and outstanding membership interests of Aristech (the “Acquisition”). A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The Company announced that it will hold an investor call and webcast on Tuesday, July 20, 2021 at 8:00 a.m. Eastern Time to discuss the Acquisition. Ahead of this call the Company is also making available on its website an investor presentation which will be discussed on the call and which is furnished as Exhibit 99.2 hereto.

The information contained in Item 7.01 of this Current Report and in the accompanying exhibits shall not be deemed filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01 Exhibits.

Exhibit Number	Description
99.1	Press Release dated July 19, 2021
99.2	Investor Presentation dated July 19, 2021
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINSEO S.A.

	By:	/s/ David Stasse
	Name:	David Stasse
	Title:	Executive Vice President and Chief Financial Officer

Date: July 19, 2021